EXHIBIT 21

TCF FINANCIAL CORPORATION

Subsidiaries of Registrant

(As of December 31, 2009)

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business
Fidelity National Capital, Inc.	Delaware	Fidelity National Capital, Inc. Winthrop Capital (DE and MN)
Golf Course Properties LLC	Michigan	Golf Course Properties LLC
Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC
Red Iron Acceptance, LLC	Delaware	Red Iron Acceptance, LLC
Service Corporation II	Michigan	Service Corporation II
TCF Agency, Inc.	Minnesota	TCF Agency, Inc. TCF Agency Minnesota, Inc. TCF Insurance Agency Minnesota, Inc. (UT)
TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.
TCF Bank International, Inc.	Organized under Federal Law	TCF Bank International, Inc.
TCF Commercial Finance Canada, Inc.	Canadian Federal Corporation	TCF Commercial Finance Canada, Inc.
TCF Equipment Finance, Inc.	Minnesota	TCF Equipment Finance, Inc. TCF Leasing, Inc.
TCF Foundation	Minnesota	TCF Foundation
TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC
TCF Insurance Agency, Inc.	Minnesota	TCF Insurance Agency, Inc. TCF Insurance
TCF International Management Services, LLC	Minnesota	TCF International Management Services, LLC
TCF International Operations, Inc.	Minnesota	TCF International Operations, Inc.
TCF Inventory Finance, Inc.	Minnesota	TCF Inventory Finance, Inc.
TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.
TCF Management Corporation	Minnesota	TCF Management Corporation TCF Real Estate Management (FL)
TCF National Bank	United States

Great Lakes National Bank Michigan

TCF National Bank — Minnesota

TCF National Bank — Michigan

TCF National Bank — Illinois

TCF National Bank — Wisconsin

TCF National Bank — Lakeshore

TCF National Bank — Colorado

TCF National Bank - Arizona

TCF Portfolio Services, Inc.	Minnesota	TCF Portfolio Services, Inc.
TCFIF Joint Venture I, LLC	Minnesota	TCFIF Joint Venture I, LLC
Twin Cactus Development LLC	Minnesota	Twin Cactus Development LLC
Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation TCF Small Business Leasing
Winthrop Resources Holdings I, LLC	Minnesota	Winthrop Resources Holdings I, LLC